SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-2059214
(State of incorporation or organization)	(I.R.S. employer identification no.)

11407 Windsor Boulevard Windsor, Virginia Phone: (757) 242-4422	23487
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	None.

Item 1. Description of Registrant’s Securities to be Registered

The Registrant incorporates by reference herein the description of the Registrant’s Common Stock, $0.01 par value per share, appearing under the caption, “Description of CNB’s Capital Stock,” in the Prospectus contained in the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-74250).

Item 2. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit

Number	Description
3.1	Articles of Incorporation +
3.2	Bylaws +
4.1	Specimen Common Stock Certificate +
4.2	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock

+	Previously filed as an exhibit of the same number to the Registration Statement on Form SB-2, as filed with the SEC on November 30, 2001; Amendment No. 1 to the Registration Statement, as filed with the SEC on January 9, 2002; Amendment No. 2 to the Registration Statement, as filed with the SEC on January 18, 2002; and Amendment No. 3 to the Registration Statement, as filed with the SEC on January 25, 2002 (Registration No. 333-74250).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB BANCORP, INC.

Dated:	April 29, 2004	By:	/s/ Douglas A. Chesson

Douglas A. Chesson President and Chief Executive Officer